Exhibit 10.9

OWNERSHIP LIMIT WAIVER AGREEMENT (APOLLO)

THIS OWNERSHIP LIMIT WAIVER AGREEMENT (this “Agreement”), dated as of December 31, 2006, is between Lexington Realty Trust, a Maryland real estate investment trust (the “Company”), and Apollo Real Estate Investment Fund III, L.P. (“AREIF 3”), a Delaware limited partnership (together with any entity at least 99% of the voting securities of which are owned by AREIF 3, “Apollo”). Capitalized terms used, but not otherwise defined, in this Agreement shall have the meanings given to them in the hereinafter-mentioned Declaration.

R E C I T A L S

A.          The Company and Newkirk Realty Trust, Inc., a Maryland corporation (“Newkirk”) have entered into that certain Agreement and Plan of Merger, dated as of July 23, 2006 (the “Merger Agreement”).

B.          Article IX of the Company’s Declaration of Trust (the “Declaration”) contains (1) a restriction prohibiting any Person from Beneficially Owning or Constructively Owning outstanding shares of beneficial interest in the Company which are classified as Common Stock or Preferred Stock (the “Equity Stock”) in excess of 9.8% of the value of the outstanding Equity Stock of the Company (the “Ownership Limit”) and (2) a restriction setting forth that any sale, transfer, gift, hypothecation, pledge, assignment devise or other disposition of Equity Stock of the Company that, if effective, would result in any Person Beneficially Owning or Constructively Owning Equity Stock in excess of the Ownership Limit shall be void ab initio as to the Transfer of that number of shares of Equity Stock which would be otherwise Beneficially or Constructively Owned by such Person in excess of the Ownership Limit; and the intended transferee shall acquire no rights in such excess shares of Equity Stock.

C.          Pursuant to subparagraph (a)(9) of Article IX of the Declaration, the Company’s Board of Trustees has adopted resolutions approving Apollo’s exemption from the Ownership Limit on the terms and conditions hereinafter set forth.

AGREEMENT

1.	WAIVER OF OWNERSHIP LIMIT

1.1        Pursuant to Section 7.26 of the Merger Agreement, the Company exempts Apollo, effective as of the Effective Time (as defined in the Merger Agreement) and subject to the terms herein, from the Ownership Limit solely (A) to the extent of Apollo’s ownership of the lesser of (1) the number of shares of Equity Stock of the Company into which ____________1 NRT OP Units, NRT Common Stock

_________________________

1 Number will equal the number of NRT OP Units held by Apollo at signing which will not exceed 23,359,046

(each as defined in the Merger Agreement) or any combination thereof are exchangeable pursuant to the Merger (as defined in the Merger Agreement), (2) the number of shares of Equity Stock of the Company into which NRT OP Units, NRT Common Stock or combination thereof, owned by Apollo as of the Effective Time, are exchangeable pursuant to the Merger, and (3) any lesser number of shares of Equity Stock of the Company owned by Apollo from time to time following the Effective Time, and (B) upon and subject to Apollo’s compliance with Section 2.2 below and its continued compliance with the covenants referred to therein. This exemption shall not apply to any other shares of Equity Stock of the Company Beneficially Owned or Constructively Owned by Apollo.

1.2        For avoidance of doubt, (x) following any sale, assignment, transfer or other disposition by Apollo of NRT OP Units or shares of Equity Stock of the Company, the exemption granted by the Company hereunder shall exempt Apollo from the Ownership Limit only with respect to the maximum aggregate number of NRT OP Units and shares of Equity Stock of the Company, as the case may be, owned by Apollo immediately after such sale, assignment, transfer or disposition and after each such sale, assignment, transfer or disposition by Apollo anytime thereafter and (y) under no circumstances shall this exemption apply to any NRT OP Units or shares of Equity Stock of the Company acquired by Apollo at any time after the date of this Agreement.

2.	LIMITATIONS AND OTHER MATTERS

2.1        The exemption set forth in Section 1 above (the “Ownership Limit Waiver”) shall not be effective if and to the extent that, as a result of Apollo’s ownership of Equity Stock of the Company permitted by reason of the Ownership Limit Waiver, (A) the Company would be considered to own (actually or Constructively, applying the provisions of Section 856(d)(5) of the Code) an interest described in Section 856(d)(2)(B) of the Code in an “Apollo Related Tenant” (as defined in Section 2.4 herein), or (B) any “individual” (within the meaning of Section 542(a)(2) of the Code) ) would be considered to “own” (within the meaning of Section 856(h) of the Code) any of the shares of Equity Stock of the Company covered by the Ownership Limit Waiver, of more than 9.8% (by number of shares or value, whichever is more restrictive) of the total outstanding shares of Equity Stock of the Company (whether or not such ownership causes the Company to be “closely held” under the REIT rules). In addition, if the Ownership Limit Waiver is not effective as a result of the operation of any clause(s) of the preceding sentence, the Equity Stock of the Company that otherwise would be Excess Stock shall be deemed to have been transferred to the Company in accordance with subparagraph (b)(1) of Article IX of the Declaration.

2.2        For the Ownership Limit Waiver to be effective, Apollo must execute a counterpart signature page to this Agreement and complete and make the representations and covenants set forth in the Certificate of Representations and Covenants, the form of which is attached hereto as Exhibit A (the “Certificate”), and must deliver such Certificate to the Company. Except as otherwise determined by the

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Board of Trustees of the Company, the Ownership Limit Waiver shall cease to be effective upon any breach of the representations or covenants set forth herein or in the Certificate. In addition, if the Ownership Limit Waiver ceases to be effective as a result of the operation of the preceding sentence, the shares of Equity Stock of the Company that would otherwise be Excess Stock shall be deemed to have been transferred to the Company in accordance with subparagraph (b)(1) of Article IX of the Declaration.

2.3        Apollo shall deliver to the Company, at such times as may reasonably be requested by the Company (it being acknowledged that the Company may reasonably make such request on at least a calendar quarterly basis), a certificate signed by an authorized officer of Apollo to the effect that Apollo has complied and expects to continue to comply with its representations and covenants set forth in this Agreement and the Certificate. If so requested by the Company, Apollo will cooperate with the Company in investigating any direct or indirect relationship that Apollo and any Person whose ownership of shares of Equity Stock of the Company would be attributed to Apollo under Section 318(a) of the Code (as modified by Section 856(d)(5) of the Code), may have with the Company’s tenants or “independent contractors” (within the meaning of Section 856(d)(3) of the Code) for purposes of determining compliance with the provisions of this Ownership Limit Waiver and in updating the Certificate accordingly. However, the Company’s remedies under this Agreement with respect to Apollo’s representations and covenants set forth in this Agreement and the Certificate shall become effective only if and for the taxable years of the Company during which Apollo requires the exemptions afforded to Apollo under this Agreement (the “Waiver Period”).

2.4        For purposes of this Agreement, “Apollo Related Tenant” means any entity (x) in which Apollo owns during the Waiver Period (actually or Constructively, applying the provisions of Section 856(d)(5) of the Code), in the case of a corporation, shares equal to or greater than the “Threshold Percentage” (as defined in Section 2.5 herein) of either the total combined voting power of all classes of stock of such entity entitled to vote or the total value of shares of all classes of stock of such entity or, in the case of an entity that is not a corporation, an interest equal to or greater than the Threshold Percentage in the assets or net profits of such entity (such actual or Constructive ownership equal to or greater than the Threshold Percentage being hereinafter called a “Related Interest”), (y) from which the Company is or will be deriving rental income (other than a taxable REIT subsidiary, if the requirements of Section 856(d)(8) of the Code are satisfied) and (z) included in the tenant list (the “Tenant List”) attached hereto as Exhibit B (or added to such Tenant List pursuant to the next sentence), unless the Board of Trustees of the Company has determined that the Company derives (and is expected to continue to derive) an amount of gross rental income that is sufficiently small so as not to adversely affect the Company’s ability to qualify as a REIT. The Company may add an entity to the Tenant List from time to time by written notice (which may be made by email witih a written confirmation copy to follow within one business day by hand, facisimile or overnight delivery) to Apollo and Apollo shall promptly review any such revisions to the Tenant List (reflecting substitute or additional tenants) at the request of the Company and recertify

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its acknowledgment and agreement under this Agreement to such Tenant List within three (3) business days of the date of such written notice, which response may initially be made by email, but shall be followed within two (2) business days thereafter with a hard copy of recertification of the Certificate in Exhibit A with the updated Tenant List attached (the “Response Period”), provided, however, that if such notice is delivered at a time when Apollo owns a Related Interest in such entity that would result in the Company’s owning (actually or Constructively) an interest in such entity described in Section 856(d)(2)(B) of the Code, then, subject to the following proviso, such entity shall not be added to the Tenant List so long as Apollo so notifies the Company within the Response Period, which response shall include Apollo’s percentage owned in such entity; provided, further, that if such notice is given at a time when either Apollo’s interest in such entity has a fair market value of less than $1,000,000 or Apollo is engaged in active discussions regarding a potential acquisition of a Related Interest in such entity that would result in the Company’s owning (actually or Constructively) an interest in such entity described in Section 856(d)(2)(B) of the Code, then Apollo shall so notify the Company within the Response Period, and the parties shall jointly determine in good faith, based on the parties’ relative economic interests and REIT qualification interests with respect to such entity, whether such entity shall be added to the Tenant List. Apollo shall advise the Company of the percentage ownership that its Related Interest represents in each Apollo Related Tenant not later than five days following the date of the Company’s request for such information.

2.5        For purposes of Section 2.4 above, the “Threshold Percentage” shall mean the percentage which, taking into account the shares or other ownership interests in the applicable tenant held by each other holder of shares of Equity Stock of the Company (as of the date of determination) who or which has been granted an exemption from the Ownership Limit (an “Exempt Holder”), would cause the Company to own (actually or Constructively, applying the provisions of Section 856(d)(5) of the Code) stock or other ownership interests in such applicable tenant equal to or grater than 9.8%. If more than one Exempt Holder owns shares or other ownership interests with respect to the applicable tenant that, in the aggregate, amount to 9.8% or greater, then each such Exempt Holder’s Threshold Percenage in such applicable tenant shall mean the percentage determined by dividing 9.8% by the number of such Exempt Holders as of the date of determination. The Company hereby represents and warrants that as of the date hereof, the Company has granted waivers of Article IX of the Declaration to those Persons and in such amounts as set forth on Exhibit C hereto.

3.	MISCELLANEOUS

3.1        All questions concerning the construction, validity and interpretation of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of Maryland, without giving effect to any choice of law or conflict of law provision (whether of the State of Maryland or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Maryland.

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3.2        This Agreement may be signed by the parties in separate counterparts, each of which when so signed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

3.3        All references to any Code provision shall be deemed to include any successor provisions of the Code and any regulatory, judicial or administrative amendment or interpretation of such statutory provisions.

[Signature Page Follows]

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              Each of the parties has caused this Agreement to be signed by its duly authorized officers as of the date set forth in the introductory paragraph hereof.

THE COMPANY	APOLLO

Lexington Realty Trust	Apollo Real Estate Investment Fund III, L.P.

By: /s/ T. Wilson Eglin	By: Apollo Real Estate Advisors III, L.P. General Partner
Name: T. Wilson Eglin
Title: Chief Executive Officer	By: /s/ Stuart Koenig
Name: Stuart Koenig
Title: Vice President

Ownership Limit Waiver Agreement (Apollo)

EXHIBIT A TO THE WAIVER

CERTIFICATE OF REPRESENTATIONS AND COVENANTS

FOR

OWNERSHIP LIMIT WAIVER

The undersigned desires that the Ownership Limit Waiver Agreement (the “Waiver Agreement”) dated as of December 31, 2006, between the undersigned and Lexington Corporate Realty Trust, a Maryland real estate investment trust (the “Company”), be applicable to the shares of Equity Stock of the Company owned or to be received by the undersigned to the extent provided in the Waiver Agreement. Capitalized terms used, but not otherwise defined, in this Certificate shall have the meanings given to them in the Waiver Agreement.

In connection with the Waiver Agreement, the undersigned makes the following representations effective as of the date of execution hereof:

(a)	For U.S. federal income tax purposes, Apollo is a United States person within the meaning of Section 7701(a)(30) of the Code.
(b)	The Equity Stock of the Company covered by the Waiver Agreement will be acquired by Apollo for its own account.
(c)

Except as disclosed to the Company in writing, Apollo does not own (actually or Constructively, applying the provisions of Section 856(d)(5) of the Code) a Related Interest in any of the entities included in the Tenant List attached hereto as Schedule A, as the same may be supplemented from time to time in accordance with the Waiver Agreement.

(d)

Apollo agrees that during the Waiver Period, it will not increase its ownership in any of the entities included in the Tenant List attached hereto without the prior consent of the Company, which consent will be granted based on the analysis of the shareholdings of all Exempt Holders.

(e)

Apollo shall not take any affirmative action in the future that could reasonably be expected to cause the Company to be treated as deriving “impermissible tenant service income” (within the meaning of Section 856(d)(7) of the Code), provided that any “independent contractor” for purposes of Section 856 of the Code is identified in Schedule B attached hereto .

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(f)	Apollo further represents and warrants to the Company that:
(i)	as of the date of execution and delivery hereof; it Beneficially Owns or Constructively Owns ____ shares of Equity Stock of the Company; and
(ii)

no “individual” (as defined in Section 542(a)(2) of the Code) who “owns” (within the meaning of Section 856(h)(1) of the Code) any of the shares of Equity Stock of the Company covered by the Ownership Limit Waiver, shall own shares of Equity Stock of the Company in an amount greater than 9.8% (by number of shares or value, whichever is more restrictive) of the total outstanding shares of Equity Stock of the Company.

(g)

The undersigned covenants to notify the Company promptly after the undersigned obtains knowledge that any of the foregoing representations (including any disclosures provided in connection with its representation in (c) above) is or may no longer continue to be accurate.

Dated:_________________	Apollo Real Estate Investment Fund III, L.P.
By:	Apollo Real Estate Advisors III, L.P., its

General Partner

By:	Apollo Real Estate Capital Advisors III, Inc., its General Partner

By: /s/ Stuart Koenig

Name: Stuart Koenig

Title: Vice President

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SCHEDULE A TO THE CERTIFICATE

TENANT LIST

(i) Structure , LLC (Infocrossing Inc.)

Adolphus Associates/Met Life

Advance PCS, Inc.

Airport Center West

Albertson's Inc.

Allied Holdings, Inc.

Allstate Insurance Company

Alstom Powers, Inc.

American Electric Power

AmeriCredit Corporation

Ameritech Services, Inc. (SBC)

ANDA Pharmaceuticals, Inc.

Ansys

Apria Healthcare

ASM Lithography

Associates First Financial Corp./Citigroup

AT&T

Atlantic Parking

Atlas Cold Storage America LLC

Aventis, Inc. (Aventis Pharma Holding GmbH)

Avnet, Inc.

Baker Hughes

Bank of America NA

Bank of the West

Bank One Indiana, N. A.

Bank One/AEP

BASF Corporation

Bay Valley Foods, LLC

Bell South Mobility

Best Buy Co., Inc.

Biovail Pharmaceuticals

Black Canyon Office Center

Blue Cross Blue Shield of South Carolina, Inc.

BMW Financial Services

Boeing North American Services, Inc.(The Boeing Company)

Cadence Design Systems Inc.

CAE Systems

California Culinary Academy

Capital One Services Inc.

Carlson Restaurants Worldwide, Inc. (Carlson Companies, Inc.)

Catalfumo Construction ltd

Chesebrough Ponds/Unilever

Cingular Wireless

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Circuit City Stores, Inc.

Citizens Bank

City of Buenaventura

Clear Channel Outdoor

Corning

Corporate Express Office Products, Inc. (Buhrmann N.V.)

Cox Communications, Inc.

CSK Auto (Albertsons Guaranty)

Cummins Engine Company Inc.

Daimler Chrysler

Damar

Dana Corp

Employers Reinsurance Corp.

Entergy Arkansas

Entergy Gulf States

Equant

Exel Logistics Inc. (NFC plc)

Experian Information Solution, Inc.

Faiz Development

FCB

Fedderated Department Stores

Federal Express Corporation

Federal Mogul

Federated Department Stores, Inc.

First USA Management Services, Inc.

Food Lion, Inc. (Delhaize America Inc.)

Frontier Corporation

Furrs Cafeterias

Galderma Laboratories

Gartner, Inc

Gateway

Georgia Power Company

GFS Realty, Inc(Giant Food, Inc.)

Giant Foods/Royal Ahold

Goodyear Tire & Rubber

Greenpoint Mortage Funding/North Fork Bancorp Inc.

Greyhound Lines, Inc.

Hagemeyer North America. Inc.

Haggar

Harbor Freight Tools

Harcourt Brace

Heidelberg

Hercules Credit, Inc.

Hershey Foods Corporation

Hibernia Bank

Higgins Development Partners

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Hillman Fastener

Hnedak Bobo

Honeywell

Honeywell Consumer Products

Honolulu Superblock

Ikon Office Solution, Inc.

Infocrossing Inc.

ING

Ingram Micro, Inc.

Internet Security Systems Inc.

Invensys

Jacobsen Companies

James Hardie Building Products, Inc. (James Hardie NV)

John Wiley, Inc.

Johnson Controls, Inc.

Jones Apparel Group

Jordan Associates

Joseph Campbell

Kelsey Hayes Company

Kerr-McGee Corporation

Kmart Corp

Kohls Department Stores Inc.

Kraft Foods North America, Inc.

KS Management Services, LLP

La-Z-Boy

Lithia Motors

L'Oreal

Lucent Technologies, Inc.

Marsh Supermarkets, Inc.

Martin Marietta (Lockheed Martin)

McGraw Hill

Mervyns

Metris Direct, Inc.

Michaels Stores, Inc.

Mimeo.com, Inc.

Minesota Mining and Manufacturing

Montgomery County Management Company, LLC

Motel 6 Operating, L.P. (Accor SA)

National Louis University / Primms / James Benes

Nevada Power Company

Newpark Resources Inc. (Park 10 Centre)

Nextel Communications of the Mid-Atlantic, Inc.

Nextel of Texas, Inc

Nissan North America

NJ Natural Gas

Nordstrom, Inc.

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North American Van Lines (SIRVA, Inc.)

Northrop Grumman

Northwest Pipeline Corp.

OCE Printing Systems USA

ODW Logistics

Owens Corning

Owens-Illinois

Pacificare Health Systems, Inc.

Parkway Chevrolet, Inc

Pathmark Stores, Inc.

PerkinElmer Instruments LLC

Playboy

Principal Financial Group

Progressive Casualty Insurance Company

Quest Diagnostics, Inc.

Quick Shop

Quickie Manufacturing Corp.

Raytheon Company

Reed Elsevier, Inc.

Rotron Inc/EG&G/URS

Royal Appliance Mfg. Co.

Ryder Integrated Logistics, Inc. (Ryder Systems, Inc.)

Safeway, Inc.

Sams Real Estate Business Trust

Scandinavian Health Spa, Inc.(Bally Total Fitness Holding Corp.)

Sears, Roebuck & Company

Siemens Dematic Postal Automation

Silverhorn Golf Club

Six Penn Center

SKF USA, Inc.

Sony

Specialty Laboratories

St Paul Fire and Marine Insurance Co.

Steelcase

Structural Dynamics Research Corp.

Sun Trust Bank

Sygma Network, Inc. (Sysco Corporation)

T Mobile

Temic North America

Tenneco Automotive Operating Company, Inc.(Tenneco Automotive, Inc.)

The Hartford Fire Insurance Company

The Kroger Co.

The Shaw Group, Inc.

The Wackenhut Corp.

TI Automotive

Time Customer Service, Inc. (Time, Inc.)

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T-Mobile

T-Mobile USA

Tower Automotive Products Company

Toys "R" Us, Inc.

Transocean Inc (Park 10 Centre)

Travelers Express Company, Inc

True North Communications, Inc.

Unisource Worldwide, Inc.

United Technologies Corp.

Vastar Resources, Inc.

Veritas

Visiting Nurse Association/Freeman

Wachovia

Walgreen Company

Washington Mutual Home Loans, Inc.

Wells Fargo & Co.

Wells Fargo Home Mortgage, Inc.

Wells Fargo II

Xerox Corporation

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SCHEDULE B TO THE CERTIFICATE

INDEPENDENT CONTRACTOR LIST

B&Z Properties, Inc.

Billingsley Property Services, Inc.

CAC Real Estate Management & Co. Inc.

Capstar Commercial Real Estate Services

CB Richard Ellis, Inc.

Colliers Monroe Friedlander

Crossgates Management, Inc.

Duke Realty Services Limited Partnership

Easlan Capital Inc.

Faison & Associates

Grubb & Ellis Management Services, Inc.

Highwoods Realty Limited Partnership

Holladay Property Services Midwest, Inc.

Jones Lang LaSalle Americas, Inc.

Lauth Management, LLC

LXP Olympe SA

Means-Knaus Partners, LP

Pitcairn

Pizutti Company

PM Realty Group Inc.

Sares Regis Group

Schnitzer Northwest, LLC

SIMEON Commercial Properties

Trammell Crow Dallas/Fort Worth, LTD.

Trammell Crow Services, Inc.

Travis Commercial Real Estate Services, LTD

Winthrop Management, L.P.

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EXHIBIT B TO THE WAIVER

TENANT LIST

1.	Linens ‘N Things
2.	TNT Logistics North America, Inc.

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EXHIBIT C TO THE WAIVER

EXEMPT WAIVER HOLDERS

1.	Apollo Real Estate Investment Fund III
2.	Vornado Realty LP

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